Exhibit 99.2 Q4 2025 Earnings Presentation January 23, 2026

2 Safe & Sound Customer Centric • Full suite of retail banking, commercial banking, and wealth product offerings • Relationship-oriented commercial lending with strong local market knowledge and presence • Exceptional third party customer service recognition in both commercial and retail • Strong brand awareness and reputation Attractive Market • Top performing MA-based bank with scale and density • Supported by strong economic growth and vitality in key markets served • Depth of market offers opportunities for continued growth • The Enterprise acquisition added density to existing markets and expands the Rockland franchise into Northern MA and Southern NH Strong, Resilient Franchise; Well Positioned for Growth High Performing • Consistent, strong profitability • Focused on maintaining good margins • Fee income contribution from scalable wealth franchise • Efficient cost structure focused on operating leverage • History of organic capital generation • Strong balance sheet • Prudent interest rate and liquidity risk management • Significant capital buffer • Diversified, low-cost deposit base • Experienced commercial lender with conservative credit culture • Proven operator and acquiror Company Overview

3 ($ in millions, except per share) Q4’25 Q4’25 Operating(1) Q3’25 Q3’25 Operating(1) Q4’24 Q4’24 Operating(1) Net Income $ 75.3 $ 84.4 $ 34.3 $ 77.4 $ 50.0 $ 51.4 Diluted EPS $ 1.52 $ 1.70 $ 0.69 $ 1.55 $ 1.18 $ 1.21 ROAA 1.20% 1.34% 0.55% 1.23% 1.02% 1.05% ROACE 8.38% 9.38% 3.82% 8.63% 6.64% 6.82% ROATCE(1) 12.77% 14.30% 5.85% 13.22% 9.96% 10.23% Net Interest Margin 3.77% 3.64% 3.62% 3.54% 3.33% 3.31% Q4 2025 Financial Highlights Key Metrics Highlights • Operating EPS of $1.70 represents a 9.7% increase over prior quarter of $1.55(1) • Adjusted net interest margin increased 10 bps to 3.64%(1); reported margin of 3.77% • Modest loan growth driven primarily by increases in commercial and industrial • Average deposit balances increased slightly, with period end balances down due to reduced business deposits (year end seasonality) • Asset quality remains stable, with provision for loan loss of $4.8 million • Approximately 548,000 shares repurchased for $37.5 million • Tangible book value per share growth of $1.04(1), or 2.2% (1) Represents a non-GAAP measure. See Appendices for reconciliation to the corresponding GAAP measures.

4 Momentum in Earnings Growth & Profitability Enhancement (1) Represents a non-GAAP measure. See Appendices for reconciliation to the corresponding GAAP measures. Operating Pre-Provision Net Revenue ROAA 1.48% 1.53% 1.53% 1.70% 1.78% Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 —% 2.00% Operating ROAA 1.05% 0.94% 1.09% 1.23% 1.34% Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 —% 2.00% Operating ROATCE 10.23% 9.01% 10.35% 13.22% 14.30% Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 —% 5.00% 10.00% 15.00% Operating EPS $1.21 $1.06 $1.25 $1.55 $1.70 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 $— $2.00 (1) (1) (1) (1)

5 Deposit Balances (Dollars in millions) December 31 2025 September 30 2025 $ Increase (Decrease) % Increase (Decrease) Deposit Product Type Noninterest-bearing demand deposits $ 5,601 $ 5,636 $ (35) (0.6)% Savings and interest checking(2) 6,483 6,493 (10) (0.2)% Money market(2) 4,775 4,747 28 0.6% Time certificates of deposit 3,268 3,420 (152) (4.4)% Total deposits $ 20,127 $ 20,296 $ (169) (0.8)% $ in b ill io ns Average Balances and Cost of Deposits $15.5 $15.6 $20.2 $20.3 1.56% 1.54% 1.58% 1.46% Deposits Cost of deposits Q1 2025 Q2 2025 Q3 2025 Q4 2025 $0.0 $5.0 $10.0 $15.0 $20.0 0.00% 1.00% 2.00% 3.00% • Average core deposits increased 3.6% (annualized) • Average time deposits decreased 14.9% (annualized) (2) Savings and interest checking and money market balances as of September 30, 2025 reflect a reclass of approximately $618.8 million of reciprocal deposits between categories.

6 Loan Balances (Dollars in millions) December 31 2025 September 30 2025 $ Increase (Decrease) % Increase (Decrease) Loan Category Commercial and industrial $ 4,612 $ 4,532 $ 80 1.77% Commercial real estate 8,275 8,241 34 0.41% Commercial construction 1,399 1,440 (41) (2.85)% Total commercial 14,286 14,213 73 0.51% Residential real estate 2,873 2,917 (44) (1.51)% Home equity 1,298 1,284 14 1.09% Total consumer real estate 4,171 4,201 (30) (0.71)% Total other consumer 47 38 9 23.68% Total loans $ 18,504 $ 18,452 $ 52 0.28%

7 Nonperforming Loans ($ in millions) $89.5 $56.2 $86.6 $83.6 0.62% 0.39% 0.47% 0.45% NPLs ($Mil) NPL as % of Total Loans Q1 2025 Q2 2025 Q3 2025 Q4 2025 0.25% 0.50% 0.75% $0 $50 $100 Commercial Criticized & Classified Loans ($ in millions) $486.3 $417.7 $460.2 $518.9 $472.9 4.47% 3.85% 4.25% 3.65% 3.31% Criticized & Classified Loans Criticized & Classified Loans as a % of Total Commercial Loans Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 $— $150.0 $300.0 $450.0 $600.0 —% 1.50% 3.00% 4.50% 6.00% Asset Quality Allowance for Credit Loss & Delinquency Trends 0.99% 1.00% 1.03% 1.03% 0.47% 0.20% 0.49% 0.32% Allowance for Credit Losses/Total Loans Delinquent Loans/Total Loans Q1 2025 Q2 2025 Q3 2025 Q4 2025 0.00% 0.50% 1.00%

8 95% CRE & Construction Portfolio $9.7 billion Multi-Family - 29.8% Residential - Related - 16.4% Office - 11.5% Mixed-Use Office - 1.8% Industrial/ Warehouse - 9.9% Lodging - 8.2% Retail - 16.6% Healthcare - 1.4% Other - 4.4% C&I Portfolio $4.6 billion Retail Trade - 17.1% Real Estate/Rental and Leasing - 9.4% Construction - 9.7% Health Care and Social Assistance - 9.3% Wholesale Trade - 8.4% Manufacturing - 8.8% Accommodation and Food Services - 8.3% Educational Services - 4.1% All Other - 24.9% Consumer Portfolio $4.2 billion Residential real estate - 68.1% Home equity - first position - 12.0% Home equity - subordinate positions - 18.8% Other consumer - 1.1% $7.4 $7.3 $9.7 $9.7 281% 274% 295% 289% CRE CRE/Capital * Q1 2025** Q2 2025 Q3 2025** Q4 2025 $0.0 $4.0 $8.0 $12.0 250% 300% 350% ($Bil) *Rockland Trust Bank only. Ratio for Q4 2025 is an estimated number **Reflects capital contribution of $150 million in Q1 and an additional $75 million in Q3 related to parent company subordinated debt proceeds Loan Portfolios

9 Top 20 Borrowers All Others Total Portfolio ($ in millions) Total Avg Loan ($ in millions) Total Avg Loan ($ in millions) Total Avg Loan Class A $303.9 $27.6 Class A $159.9 $4.8 Class A $463.8 $10.5 Class B/C 175.3 21.9 Class B/C 335.7 1.5 Class B/C 511.0 2.2 Medical 26.4 26.4 Medical 99.8 2.6 Medical 126.2 3.2 $505.6 $25.3 $595.4 $2.0 $1,101.0 $3.5 Criticized $43.6 Criticized $57.7 Criticized $101.3 Classified (perf) 17.8 Classified (perf) 8.7 Classified (perf) 26.5 Nonperforming 40.4 Nonperforming 0.3 Nonperforming 40.7 • Top 20 loans are actively managed • Majority is RTC originated, conservative underwriting • Primarily Massachusetts based Maturity Schedule ($ in millions) Matured 2026 Q1 2026 Q2 2026 Q3 2026 Q4 2027 2028 2029+ Total Pass Rating $0.9 $44.1 $18.7 $12.2 $19.6 $181.0 $66.1 $590.0 $932.6 Criticized — 9.9 — 19.9 43.6 11.0 3.1 13.7 101.2 Classified — 18.1 — — 17.8 — — 31.3 67.2 Total $0.9 $72.1 $18.7 $32.1 $81.0 $192.0 $69.2 $635.0 $1,101.0 % of Total 0.1% 6.5% 1.7% 2.9% 7.4% 17.4% 6.3% 57.7% 100% CRE & Construction Portfolio $9.7 billion Office ($1.101B) - 11.4% Other CRE & Construction - 88.6% Focal Point | CRE Office (inclusive of construction)

10 Net Interest Margin 3.33% 3.42% 3.37% 3.62% 3.77% 3.31% 3.37% 3.37% 3.54% 3.64% Reported NIM Adjusted NIM(1) Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% Net Interest Margin Analysis Trend in Asset Yields vs. Funding Costs 2.14% 2.25% 2.32% 2.84% 2.96% 5.48% 5.44% 5.49% 5.60% 5.58% 1.77% 1.67% 1.73% 1.72% 1.60% Security yields Adjusted loan yields(1) Funding costs Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% • September 18, 2024 - 50bp Fed rate cut • November 7, 2024 - 25bp Fed rate cut • December 18, 2024 - 25bp Fed rate cut • March 25, 2025 - $300 million sub debt raise • July 1, 2025 - Enterprise Acquisition • September 17, 2025 - 25bp Fed rate cut • October 29, 2025 - 25bp Fed rate cut • December 10, 2025 - 25bp Fed rate cut Key Events (1) Represents a non-GAAP measure. See Appendices for reconciliation to the corresponding GAAP measures. Total Loan Portfolio Rate Characteristics 36% 25% 39% Fixed Rate Floating Rate Variable Rate

11 Noninterest Income Noninterest Expense ($ in thousands) ($ in thousands) Q4 2025 Q3 2025 Q4 2025 Q3 2025 Deposit account fees $ 9,100 $ 8,847 Salaries and employee benefits $ 81,580 $ 81,132 Interchange and ATM fees 5,381 5,989 Occupancy and equipment expenses 15,604 14,975 Investment management and advisory 13,793 13,652 Data processing and facilities management 2,967 2,788 Mortgage banking income 1,274 1,444 FDIC assessment 4,059 3,080 Increase in cash surrender value of life insurance policies 2,702 2,629 Amortization of intangible assets 7,054 7,315 Gain on life insurance benefits 315 — Merger and acquisition expense 12,348 23,893 Loan level derivative income 1,232 1,224 Other noninterest expenses 30,758 27,653 Other noninterest income 7,648 6,613 Total noninterest expenses $ 154,370 $ 160,836 Total noninterest income $ 41,445 $ 40,398 Reconciliation of operating noninterest expense (Non-GAAP): Less: merger and acquisition expense 12,348 23,893 Operating noninterest expense (Non-GAAP) $ 142,022 $ 136,943 Noninterest Income/Expense

12 2025 Expense Trends and 2026 Guidance Pro Forma Combined Company(2) (Dollars in thousands) Q1 2025 Q2 2025 Q3 2025 Q4 2025 Adjusted Q4 2025 RTC run rate (estimated) $ 104,723 $ 106,559 $ 107,598 $ 108,827 $ 108,827 Q4 vs. Q3 outsized expenses — — — 5,100 — Enterprise run rate (estimated) — — 30,000 30,000 30,000 Enterprise cost save (estimated) — — (6,750) (8,000) (9,000) Enterprise CDI amortization — — 5,595 5,595 5,595 Enterprise Other intangibles — — 500 500 500 Total expenses, excluding M&A $ 104,723 $ 106,559 $ 136,943 $ 142,022 $ 135,922 2026 Target* $ amount % increase Annualized adjusted Q4 2025 $ 543,688 $ 550,000 1.3% $ 555,000 2.2% *Excludes approximately $4 million of additional core conversion related expenses expected to be incurred in 2026

13 $ in m ill io ns Assets Under Administration $7,099 $7,361 $9,220 $9,217 Q1 2025 Q2 2025 Q3 2025* Q4 2025 $— $2,500 $5,000 $7,500 $10,000 ($ in thousands) Q4 2025 Q3 2025 % Change Assets under administration $ 9,217,333 $ 9,220,205 (0.03)% Asset based revenue 12,071 12,043 0.2% Other revenue: Retail commission revenue 1,386 1,257 Insurance commission revenue 127 39 Other advisory revenue 209 313 Total reported revenue $ 13,793 $ 13,652 1.0% Focal Point | Investment Management and Advisory *Reflects approximately $1.5 billion in acquired balances from Enterprise

14 Available for Sale (AFS) Held to Maturity (HTM) Portfolio Composition at December 31, 2025 Book Value Fair Value Unrealized Gain/(Loss) Book Value Fair Value Unrealized Gain/(Loss) ($ in millions) U.S. government agency securities $ 229 $ 219 $ (10) $ — $ — $ — U.S. treasury securities 485 471 $ (14) 101 97 (4) Agency mortgage-backed securities 791 773 $ (18) 695 659 (35) Agency collateralized mortgage obligations 273 270 $ (4) 371 326 (45) Taxable municipal securities 218 221 $ 3 — — — Other 56 52 $ (5) 113 108 (4) Total securities $ 2,052 $ 2,004 $ (48) $ 1,279 $ 1,191 $ (88) Duration of portfolio 3.8 Years 3.6 Years ($ in m ill io ns ) Projected Cash Flows $671 $484 $779 2026 2027 2028 $0 $250 $500 $750 $1,000 Securities Portfolio 2026 Cash Flow ($ in millions) $ Amount Yield Rockland Trust $ 626 1.84% Former Enterprise 45 4.97% Total $ 671 2.05%

15 Metric 2026 Expectations Loan Growth • Commercial and Industrial: Mid-single digit percentage increase • Commercial real estate and Construction: Low-single digit percentage increase • Consumer: flat to low-single digit percentage increase Deposit Growth • Core deposits: low to mid-single digit percentage increase • Time deposits: flat to low-single digit percentage decrease Net Interest Margin • Consistent margin expansion expected throughout 2026, with a fourth quarter target range of 3.85%-3.90%. This range assumes 0.10% from purchase loan accretion • Assumes 5, 7, and 10 year treasury rates stay consistent with current levels • Assumes two 25-basis point Federal Reserve rate cuts in 2026 Asset Quality • Stable asset quality metrics Non-interest Income • Low-single digit percentage increase expected vs. 2025 2nd half annualized results Non-interest Expense • Core operating expenses in the $550 - $555 million range • $4 - $5 million of one-time, non-capitalizable costs related to core system upgrade Tax Rate • 23.50% - 24.00% 2026 Guidance

16 This presentation contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “outlook”, “projected”, “future,” “positioned,” “continued,” “will,” “would,” “potential,” “anticipated,” “guidance,” “target” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: • adverse economic conditions in the regional and local economies within the New England region and the Company’s market area; • events impacting the financial services industry, including high profile bank failures, and any resulting decreased confidence in banks among depositors, investors, and other counterparties, as well as competition for deposits and significant disruption, volatility and depressed valuations of equity and other securities of banks in the capital markets; • the effects to the Company of an increasingly competitive labor market, including the possibility that the Company will have to devote significant resources to attract and retain qualified personnel; • political and policy uncertainties, changes in U.S. and international trade policies, such as tariffs or other factors, and the potential impact of such factors on the Company and its customers, including the potential for decreases in deposits and loan demand, unanticipated loan delinquencies, loss of collateral and decreased service revenues; • the instability or volatility in financial markets and unfavorable domestic or global general economic, political or business conditions, including international conflicts and hostilities; • unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on the Company’s local economies or the Company’s business caused by adverse weather conditions and natural disasters, changes in climate, public health crises or other external events and any actions taken by governmental authorities in response to any such events; • adverse changes or volatility in the local real estate market; • changes in interest rates and any resulting impact on interest earning assets and/or interest bearing liabilities, the level of voluntary prepayments on loans and the receipt of payments on mortgage-backed securities, decreased loan demand or increased difficulty in the ability of borrowers to repay variable rate loans; • risks related to the Company’s acquisition activities, including disruption to current plans and operations; difficulties in customer and employee retention; fees, expenses and charges related to these transactions being significantly higher than anticipated; unforeseen integration issues or impairment of goodwill and/or other intangibles; and the Company’s inability to achieve expected revenues, cost savings, synergies, and other benefits at levels or within the timeframes originally anticipated; • the effect of laws, regulations, new requirements or expectations, or additional regulatory oversight in the highly regulated financial services industry, and the resulting need to invest in technology to meet heightened regulatory expectations, increased costs of compliance or required adjustments to strategy; • changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; • higher than expected tax expense, including as a result of failure to comply with general tax laws and changes in tax laws; • increased competition in the Company’s market areas, including competition that could impact deposit gathering, retention of deposits and the cost of deposits, increased competition due to the demand for innovative products and service offerings, and competition from non-depository institutions which may be subject to fewer regulatory constraints and lower cost structures; • a deterioration in the conditions of the securities markets; • a deterioration of the credit rating for U.S. long-term sovereign debt or uncertainties surrounding the federal budget; • inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery, including any inability to effectively implement new technology-driven products, such as artificial intelligence (“AI”); • electronic or other fraudulent activity within the financial services industry, especially in the commercial banking sector; • adverse changes in consumer spending and savings habits; • the effect of laws and regulations regarding the financial services industry, including the need to invest in technology to meet heightened regulatory expectations or the introduction of new requirements or expectations resulting in increased costs of compliance or required adjustments to strategy; • changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business and the associated costs of such changes; • the Company’s potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions; • changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; • operational risks related to the Company and its customers’ reliance on information technology; cyber threats, attacks, intrusions, and fraud; and outages or other issues impacting the Company or its third party service providers which could lead to interruptions or disruptions of the Company’s operating systems, including systems that are customer facing, and adversely impact the Company’s business; • risks related to the development and use of AI by the Company, its third-party vendors, clients and counterparties; and • any unexpected material adverse changes in the Company’s operations or earnings. The Company cautions readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described above and in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors. Forward Looking Statements

17 This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information may include operating net income and operating earnings per share (“EPS”), operating return on average assets, operating pre-provision net revenue return on average assets, operating return on average common equity, operating return on average tangible common equity, operating noninterest expense, adjusted net interest margin (“adjusted NIM” or “adjusted margin”) and the associated adjusted loan yield, tangible book value per share, tangible common equity ratio and return on average tangible common equity. Management reviews its adjusted margin to determine any items that may impact the net interest margin that may be one-time in nature or not reflective of its core operating environment, such as low-yielding loans originated through government programs in response to the pandemic, or significant purchase accounting adjustments, or other adjustments such as nonaccrual interest reversals/recoveries and prepayment penalties. Management believes that adjusting for these items to arrive at an adjusted margin provides additional insight into the operating environment and how management decisions impact the net interest margin. Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders’ equity less goodwill and identifiable intangible assets, or “tangible common equity,” by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by “tangible assets,” defined as total assets less goodwill and other intangibles), and return on average tangible common equity (which is computed by dividing net income by average tangible common equity). The Company has included information on tangible book value per share, the tangible common equity ratio and return on average tangible common equity because management believes that investors may find it useful to have access to the same analytical tools used by management. As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles. Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry. These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating net income, operating EPS, operating return on average assets, operating pre-provision net revenue return on average assets, operating return on average common equity, operating return on average tangible common equity, operating noninterest expense, adjusted margin, tangible book value per share and the tangible common equity ratio, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies. Non-GAAP Financial Measures

18 Appendix

19 Non-GAAP Reconciliation of Capital Metrics (Unaudited, dollars in thousands, except per share data) December 31 2025 September 30 2025 December 31 2024 Tangible common equity Stockholders’ equity (GAAP) $ 3,565,728 $ 3,546,887 $ 2,993,120 (a) Less: Goodwill and other intangibles 1,224,186 1,231,242 997,356 Tangible common equity (Non-GAAP) $ 2,341,542 $ 2,315,645 $ 1,995,764 (b) Common Shares 49,243,813 49,787,305 42,500,611 (c) Book value per share (GAAP) $ 72.41 $ 71.24 $ 70.43 (a/c) Tangible book value per share (Non-GAAP) $ 47.55 $ 46.51 $ 46.96 (b/c)

Non-GAAP Reconciliation of Earnings Metrics

INDEPENDENT BANK CORP.

(Unaudited, dollars in thousands)

	Three Months Ended				
	December 31 2025	September 30 2025	June 30 2025	March 31 2025	December 31 2024
Net interest income (GAAP)	$ 212,486	$ 203,344	$ 147,496	$ 145,505	$ 144,661
Noninterest income (GAAP)	$ 41,445	$ 40,398	$ 34,308	$ 32,539	$ 32,191
Noninterest expense (GAAP)	$ 154,370	$ 160,836	$ 108,798	$ 105,878	$ 106,422
Less: Merger and acquisition expense	12,348	23,893	2,239	1,155	1,902
Noninterest expense on an operating basis (Non-GAAP)	$ 142,022	$ 136,943	$ 106,559	$ 104,723	$ 104,520
Total revenue (GAAP)	$ 253,931	$ 243,742	$ 181,804	$ 178,044	$ 176,852
Average assets	$ 24,965,043	$ 24,930,449	$ 19,743,746	$ 19,460,957	$ 19,436,206
Average common equity (GAAP)	$ 3,568,036	$ 3,557,840	$ 3,067,050	$ 3,032,748	$ 2,997,248
Less: Average goodwill and other intangibles	1,227,889	1,236,109	995,380	996,762	998,004
Tangible average tangible common equity (Non-GAAP)	$ 2,340,147	$ 2,321,731	$ 2,071,670	$ 2,035,986	$ 1,999,244
Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP)					
Net income (GAAP)	$ 75,335	$ 34,262	$ 51,101	$ 44,424	$ 50,033
Provision for non-PCD acquired loans	—	34,519	—	—	—
Noninterest expense components					
Add - merger and acquisition expenses	12,348	23,893	2,239	1,155	1,902
Noncore increases to income before taxes	12,348	58,412	2,239	1,155	1,902
Net taxes associated with noncore items (1)	(3,326)	(15,320)	(544)	(325)	(535)
Add - adjustment for tax effect of previously incurred merger and acquisition expenses	—	—	657	—	—
Total tax impact	(3,326)	(15,320)	113	(325)	(535)
Noncore increases to net income	9,022	43,092	2,352	830	1,367
Operating net income (Non-GAAP)	$ 84,357	$ 77,354	$ 53,453	$ 45,254	$ 51,400
Weighted average common shares (diluted)	49,476,340	49,957,007	42,641,131	42,572,627	42,514,841
Diluted earnings per share (GAAP)	$ 1.52	$ 0.69	$ 1.20	$ 1.04	$ 1.18
Diluted earnings per share, on an operating basis (Non-GAAP)	$ 1.70	$ 1.55	$ 1.25	$ 1.06	$ 1.21

(1) The net taxes associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Ratios

	December 31 2025	September 30 2025	June 30 2025	March 31 2025	December 31 2024
Return on average assets (GAAP) (calculated by dividing net income by average assets)	1.20%	0.55%	1.04%	0.93%	1.02%
Return on average assets on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average assets)	1.34%	1.23%	1.09%	0.94%	1.05%
Return on average common equity (GAAP) (calculated by dividing net income by average common equity)	8.38%	3.82%	6.68%	5.94%	6.64%
Return on average common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average common equity)	9.38%	8.63%	6.99%	6.05%	6.82%
Return on average tangible common equity (Non-GAAP) (calculated by dividing annualized net income by average tangible common equity)	12.77%	5.85%	9.89%	8.85%	9.96%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing annualized net operating net income by average tangible common equity)	14.30%	13.22%	10.35%	9.01%	10.23%

20

21 (Unaudited, dollars in thousands) Three Months Ended December 31 2025 September 30 2025 June 30 2025 March 31 2025 December 31 2024 Pre-provision net revenue (3) $ 99,561 $ 82,906 $ 73,006 $ 72,166 $ 70,430 Pre-provision net revenue on an operating basis Pre-provision net revenue $ 99,561 $ 82,906 $ 73,006 $ 72,166 $ 70,430 Add: merger and acquisition expenses $ 12,348 $ 23,893 $ 2,239 $ 1,155 $ 1,902 Pre-provision net revenue on an operating basis (Non-GAAP) $ 111,909 $ 106,799 $ 75,245 $ 73,321 $ 72,332 Pre-provision net revenue return on average assets on an operating basis Pre-provision net revenue on an operating basis (Non-GAAP) $ 111,909 $ 106,799 $ — $ 75,245 $ 73,321 $ 72,332 Average Assets $ 24,965,043 $ 24,930,449 $ 19,743,746 $ 19,460,957 $ 19,436,206 Pre-provision net revenue return on average assets on an operating basis (Non-GAAP) 1.78% 1.70% 1.53% 1.53% 1.48% Non-GAAP Reconciliation of Pre-Provision Net Revenue (3) Pre-provision net revenue is calculated as net interest income (GAAP) plus total non-interest income (GAAP) less total non-interest expense (GAAP).

22 Three Months Ended December 31, 2025 September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 Volume Interest Margin Impact Volume Interest Margin Impact Volume Interest Margin Impact Volume Interest Margin Impact Volume Interest Margin Impact (Unaudited, dollars in thousands) Reported total interest earning assets $ 22,484,104 $ 213,856 3.77% $ 22,430,232 $ 204,731 3.62% $ 17,672,302 $ 148,672 3.37% $ 17,383,702 $ 146,642 3.42% $ 17,423,492 $ 145,840 3.33% Acquisition fair value marks: Loan accretion (6,275) (0.11)% (4,729) (0.08)% (235) —% (410) (0.01)% (179) —% Nonaccrual interest, net (1,117) (0.02)% (84) —% (5) —% (1,689) (0.04)% (1,068) (0.02)% Other adjustments (1,842) (407) —% (2,088) 129 —% (2,291) 135 —% (2,670) (222) —% (3,083) (54) —% Adjusted margin (Non- GAAP) $ 22,482,262 $ 206,057 3.64% $ 22,428,144 $ 200,047 3.54% $ 17,670,011 $ 148,567 3.37% $ 17,381,032 $ 144,321 3.37% $ 17,420,409 $ 144,539 3.31% Non-GAAP Reconciliation of Adjusted Margin